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                                                                     EXHIBIT 8.1

                       [LETTERHEAD OF LATHAM & WATKINS]

                               September 8, 1997


Imperial Credit Mortgage Holdings, Inc.
20371 Irvine Avenue
Santa Ana Heights, California 92707

     Re:  Registration Statement on Form S-3
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Ladies and Gentlemen:

          We have acted as tax counsel to Imperial Credit Mortgage Holdings, Inc., a Maryland corporation (the "Company"), in connection with the registration of $200,000,000 aggregate maximum offering price of securities of the Company, pursuant to a registration statement on Form S-3 (File No. 333-34137) under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission on August 22, 1997, and all amendments thereto (such registration statement, together with the documents incorporated by reference therein, the "Registration Statement"), and base prospectus related thereto (such base prospectus together with the documents incorporated by reference therein, the "Prospectus").

          You have requested our opinion concerning certain of the federal income tax considerations relating to the Company, including with respect to its election to be taxed as a real estate investment trust. This opinion is based on various facts and assumptions, including the facts set forth in the Registration Statement and the Prospectus concerning the business, assets and governing documents of the Company and its subsidiaries. We have also been furnished with, and with your consent have relied upon, certain representations made by the Company with respect to certain factual matters through a certificate of an officer of the Company (the "Officer's Certificate"). Furthermore, this opinion relies on, and assumes the accuracy of, the opinions, each dated as of September 8, 1997, of Thacher Proffitt & Wood with respect to the characterization, as debt, of the collateralized mortgage

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Imperial Credit Mortgage Holdings, Inc.
September 8, 1997
Page 2


obligations issued by each of Imperial CMB Trust Series 1996-1 (the "1996 CMB Trust") and Imperial CMB Trust Series 1997-1 (the "1997 CMB Trust"), each on behalf of IMH Assets Corp., in August 1996 and May 1997, respectively, and with respect to the classification of each of the 1996 CMB Trust and the 1997 CMB Trust for federal income tax purposes. Moreover, this opinion relies on, and assumed the accuracy of, the opinion of Ballard Spahr Andrews & Ingersoll, counsel for the Company, dated September 8, 1997 with respect to matters of Maryland law.

          As tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

          Based on such facts, assumptions and representations, it is our opinion that:

               1. Commencing with the Company's taxable year ended December 31, 1995, the Company has been organized in conformity with the requirements for qualification as a "real estate investment trust," and its proposed method of operation has enabled and will enable the Company to meet the requirements for qualification and taxation as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code").

               2. The statements in the Registration Statement set forth under the caption "Federal Income Tax Considerations" to the extent such information constitutes matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.

          No opinion is expressed as to any matter not discussed herein.

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Imperial Credit Mortgage Holdings, Inc.
September 8, 1997
Page 3


          This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those described above (including those set forth in the Registration Statement, the Prospectus and the Officer's Certificate) may affect the conclusions stated herein.

          This opinion is rendered only to you and is solely for your use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "Federal Income Tax Considerations" and "Legal Matters" in the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                        Very truly yours,


                                       /s/ Latham & Watkins